EXHIBIT 32.01

               CERTIFICATION BY CHIEF EXECUTIVE OFFICER &
                        CHIEF FINANCIAL OFFICER

I, Michael Pacult, the Chief Executive Officer and Chief Financial Officer of White Oak Financial Services, Inc. as general partner of Providence Select Fund, L.P., certify that (i) the Form 10Q for the period ended September 30, 2006 of Providence Select Fund, L.P. fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the period ended September 30, 2006 fairly presents, in all material respects, the financial condition and results of operations of Providence Select Fund, L.P.


PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP
By:	White Oak Financial Services, Inc., General Partner


By:  /s/ Michael Pacult
Michael Pacult
Chief Executive Officer &
Chief Financial Officer

Date: November 20, 2006